Exhibit 10.19

BEST BUY CO., INC.
LONG-TERM INCENTIVE PROGRAM AWARD AGREEMENT
Award Date: ______________, 2014

I.
The Award and the Plan. As of the Award Date set forth above (the "Award Date"), Best Buy Co., Inc. (“Best Buy”) grants to you the award stated in the award notification (the “Award Notification”) accompanying this Award Agreement (the “Award”). The Award consists of one or more of the following: (a) an option to purchase a number of Shares of Best Buy common stock (“Shares”) set forth in such Award Notification (the “Option”) at the price per Share set forth in such Award Notification; (b) the number of time-based restricted Shares (the “Time-Based Restricted Shares”) set forth in such Award Notification, and (c) a commitment to issue you a number of performance-based restricted Shares (the “Performance-Based Restricted Shares”) set forth in such Award Notification upon achievement of the Performance Criteria (as defined in the Appendix), all on the terms and conditions contained in this Long-Term Incentive Program Award Agreement (this “Agreement”) and the Best Buy Co., Inc. 2004 Omnibus Stock and Incentive Plan, as amended (the “Plan”). Capitalized terms not defined in the body of this Agreement are defined in the attached Addendum or in the Plan. Except as otherwise stated, all references to “Sections” or "Articles" refer to Sections or Articles of this Agreement.

II.	Terms of Option Grant. This Article II applies to you only if your Award Notification includes the grant of an Option.

2.1
Duration, Vesting and Exercisability of Option. The Option expires on the last day of the 10-year period beginning on the Award Date (the “Expiration Date”). The Option vests and becomes exercisable in accordance with the vesting schedule stated in the Award Notification. To the extent then not fully vested, the entire Option will vest earlier and become exercisable upon your termination of employment due to Disability or death or if, within 12 months following a Change of Control, your employment is terminated without Cause or you terminate your employment for Good Reason, but only if your employment terminates in any such case at a time when no member of the Company Group is entitled to terminate your employment for Cause. The Option may only be exercised by you during your lifetime, and may not be assigned or transferred other than by will or the laws of descent and distribution.

2.2
Exercise and Tax Withholding. The Option may be exercised in whole or in part by written notice to Best Buy (through the Plan administrator or other means as shall be specified by Best Buy from time-to-time) stating the number of Shares to be purchased under the Option and the method of payment. The notice must be accompanied by payment in full of the exercise price for all Shares designated in the notice. Payment of the exercise price may be made by cash, check, delivery of previously owned Shares having a Fair Market Value on the date of exercise that is equal to the exercise price, or withholding of Shares that would otherwise be issued upon such exercise having a Fair Market Value on the date of exercise that is equal to the exercise price, or a combination thereof. The Option is a Non-Qualified Stock Option that is not eligible for treatment as a qualified or incentive stock option for federal income tax purposes. You are liable for any federal and state income or other taxes applicable upon the grant or exercise of the Option or any disposition of the underlying Shares; and you acknowledge that you should consult with your own tax advisor regarding the applicable tax consequences. Prior to exercising the Option, you will pay or make adequate arrangements satisfactory to Best Buy to satisfy all applicable taxes.  In this regard, you authorize Best Buy, or its respective agents, at their discretion, to satisfy the obligations with regard to all taxes by one or a combination of the following: (i) withholding from your wages or other cash compensation paid to you by Best Buy; or (ii) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by Best Buy (on your behalf pursuant to this authorization); or (iii) withholding in Shares to be issued upon exercise of the Option. You have no rights in the Shares subject to the Option until such Shares are received by you upon exercise of the Option.

2.3
Limited Exercise Rights after Qualified Retirement, Disability, Death or other Termination of Employment. Your employment with the Company Group may be terminated by your employer at any time for any reason (with or without advance notice). Subject to the forfeiture provisions of Article IV and the exceptions in paragraph (d) of this Section 2.3:

(a)	If your employment with the Company Group is terminated by your employer without Cause, or if you resign or otherwise voluntarily terminate your employment with the Company Group, you will have 60 days after the date of your termination to exercise the Option, to the extent the Option had become vested as of your termination date.

(b)
Upon your Qualified Retirement, the Option will continue to vest and you will have three years from the later of the date of your Qualified Retirement and the last vesting date to exercise the Option (subject to the Expiration Date). If you do not exercise the Option during that time period, any unexercised portion of the Option will be forfeited

(c)
If you die while employed by the Company Group, the representative of your estate or your heirs will have one year after the date of your death to exercise the Option (subject to the Expiration Date). If your employment is terminated due to your Disability, you will have one year after the date of such termination to exercise the Option (subject to the Expiration Date).

(d)
In no case, however, may the Option be exercised after the Expiration Date. The Option may not be exercised following termination of your employment with the Company Group for Cause, or if your employment terminated for any reason at a time when any member of the Company Group was entitled to terminate your employment for Cause.

(e)
If the entity within the Company Group that employees you is a subsidiary of Best Buy (the “Employing Entity”), any transaction in which securities representing more than 50% of the voting power of the Employing Entity becoming Beneficially Owned by any Person or Persons other than Best Buy or one of its subsidiaries, whether via a transfer of such securities to such Person or Persons or via merger, consolidation or otherwise, will constitute a termination of your employment.

III.
Terms of Time-Based and Performance-Based Restricted Share Grants. This Article III applies to you only if your Award Notification includes a grant of Time-Based and/or Performance-Based Restricted Shares. If your Award Notification includes a grant of Performance-Based Restricted Shares, please see the Appendix for additional terms and conditions applicable only to your Performance-Based Restricted Shares.

3.1
Time-Based Restricted Shares. Until your Time-Based Restricted Shares vest, you may not sell, assign, pledge or otherwise transfer such Shares (or any interest in or right to such Shares), other than by will or the laws of descent and distribution, and any such attempted transfer will be void (the "Restrictions"). The Time-Based Restricted Shares vest, and the Restrictions will lapse, in accordance with the vesting schedule stated in the Award Notification.

3.2
Performance-Based Restricted Shares. Upon expiration of the Performance Period, the Compensation and Human Resources Committee (the “Committee”) will determine in its sole discretion whether the Performance Criteria have been met. To the extent any Performance-Based Restricted Shares have been earned, they will be delivered to you within 30 days after the Committee makes such determination. The foregoing provisions of this Section 3.2 notwithstanding, upon the occurrence of a Change of Control, the Committee will determine whether and to what extent the Performance Criteria have been attained through the date of such Change of Control, and you will be deemed to have earned the greater of (i) such number of Performance-Based Restricted Shares as would have been earned based on the attainment of Target performance under the Performance Criteria or (ii) such number of Performance-Based Restricted Shares as would be earned based on the actual Performance Criteria attained as so determined by the Committee. You may not sell, assign, pledge or otherwise transfer any rights to Performance-Based Restricted Shares prior to their issuance other than by will or the laws of descent and distribution.

3.3
Effect of Qualified Retirement, Disability, Death or other Termination of Employment on Time-Based Restricted Shares. Your employment with the Company Group may be terminated by your employer at any time for any reason (with or without advance notice).

(a)
Except as provided in (b) below, if your employment with the Company Group is terminated before the Restrictions have lapsed, for any reason, you will forfeit all unvested Time-Based Restricted Shares.

(b)
Upon your Qualified Retirement, your Time-Based Restricted Shares will continue to vest according to the vesting schedule described in the Award Notification. If your employment with the Company Group is terminated by reason of your death, or Disability, the Restrictions will lapse with respect to your Time-Based Restricted Shares upon the date of such termination of employment.

(c)
If the entity within the Company Group that employees you is a subsidiary of Best Buy (the “Employing Entity”), any transaction in which securities representing more than 50% of the voting power of the Employing Entity becoming Beneficially Owned by any Person or Persons other than Best Buy or one of its subsidiaries, whether via a transfer of such securities to such Person or Persons or via merger, consolidation or otherwise, will constitute a termination of your employment.

3.4
Effect of Qualified Retirement, Disability, Death or other Termination of Employment on Performance-Based Restricted Shares. Your employment with the Company Group may be terminated by your employer at any time for any reason (with or without advance notice).

(a)
Except as provided in (b) below, if your employment with the Company Group is terminated before the end of the Performance Period, for any reason, your rights to all unearned Performance-Based Restricted Shares will be forfeit.

(b)	Specific Circumstances:

(i)
Qualified Retirement: In the event of your Qualified Retirement, to the extent the Performance Criteria are met at the end of the Performance Period, you will be entitled to a pro-rated amount of Performance-Based Restricted Shares, based on the date of your Qualified Retirement. The pro-rated portion will equal a fraction of such earned Performance-Based Restricted Shares, the numerator of which is the number of days during the Performance Period you were employed through the date of termination and the denominator of which is 1,095. The Performance-Based Restricted Shares will be delivered to you within 30 days after approval of the performance results.

(ii)
Death or Disability: If your employment with the Company Group is terminated by reason of your death or Disability, to the extent the Performance Criteria are met as of such date, you will be entitled to a pro-rated amount of Performance-Based Restricted Shares. The pro-rated portion will equal a fraction of such earned Performance-Based Restricted Shares, the numerator of which is the number of days during the Performance Period you were employed through the date of termination of employment and the denominator of which is 1,095. The Performance-Based Restricted Shares will be delivered to you within 30 days after approval of the performance results.

(iii)
Involuntary Termination Not for Cause or Voluntary Termination for Good Reason: If your employment is involuntarily terminated by the Company Group without Cause or you voluntarily terminate your employment for Good Reason prior to the end of the Performance Period, to the extent the Performance Criteria are met at the end of the Performance Period, you will be entitled to a pro-rated amount of Performance-Based Restricted Shares, based on the date of your termination. The pro-rated portion will equal a fraction of such earned Performance-Based Restricted Shares, the numerator of which is the number of days during the Performance Period you were employed through the date of termination and the denominator of which is 1,095. The Performance-Based Restricted Shares will be delivered to you within 30 days after approval of the performance results.

(c)
If your employment with the Company Group is terminated for any reason before the end of the Performance Period at a time when any member of the Company Group is entitled to terminate your employment for Cause, you will forfeit all rights to any Performance-Based Restricted Shares.

3.5
Limitation of Rights Regarding Shares. Upon issuance of any Time-Based Restricted Shares, you will have all of the rights of a shareholder with respect to such Shares except that you will not have the right to vote any unvested Time-Based Restricted Shares, and you will not have any right to any dividends paid on any unvested Time-Based Restricted Shares. You will not have any rights in any Performance Based Restricted Shares prior to their issuance.

3.6
Income Taxes. You are liable for any federal and state income or other taxes applicable upon the lapse of the Restrictions on any Time-Based Restricted Shares, and your subsequent disposition of any Time-Based Restricted Shares that have become vested; and you acknowledge that you should consult with your own tax advisor regarding the applicable tax consequences. Upon (a) the lapse of Restrictions on any Time-Based Restricted Shares or (b) the issuance of any earned Performance-Based Restricted Shares, except as otherwise agreed, Best Buy will withhold from such Shares a number of Shares having a Fair Market Value equal to the amount of all applicable taxes required by Best Buy to be withheld upon the lapse of the Restrictions on such Shares.

IV.
Restrictive Covenants and Remedies. By accepting this Award, you agree to the restrictions and agreements contained in this Article (the “Restrictive Covenants”); and you agree that the Restrictive Covenants and the remedies described in this Article are reasonable and necessary to protect the legitimate interests of the Company Group. Sections 4.2 and 4.3 apply to you only if you are an Officer. Further, if you are an attorney, this Agreement applies to you only to the extent its provisions are not inconsistent with the rules of professional conduct applicable to you (for example, Minnesota Rule of Professional Conduct 5.6).

4.1
Confidentiality. In consideration of the Award, you acknowledge that the Company Group operates in a competitive environment and has a substantial interest in protecting its Confidential Information, and you agree, during your employment with the Company Group and thereafter, to maintain the confidentiality of the Company Group’s Confidential Information and to use such Confidential Information for the exclusive benefit of the Company Group.

4.2
Competitive Activity. During your employment with the Company Group and for one year following the later of (i) termination of your employment for any reason whatsoever or (ii) the last scheduled award vesting date, you shall not engage in any Competitive Activity. Because the Company Group’s business competes on a global basis, your obligations hereunder shall apply anywhere in the world. In the event that any portion of this Section 4.2 regarding “Competitive Activity” shall be determined by any court of competent jurisdiction to be unenforceable because it is unreasonably restrictive in any respect, it shall be interpreted to extend over the maximum period of time for which it reasonably may be enforced and to the maximum extent for which it reasonably may be enforced in all other respects, and enforced as so interpreted, all as determined by such court in such action. You acknowledge the uncertainty of the law in this respect and expressly stipulate that this Agreement is to be given the construction that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

4.3
Non-Solicitation. During your employment and for one year following the later of (i) termination of your employment for any reason whatsoever or (ii) the last scheduled award vesting date, you shall not:

(a)	induce or attempt to induce any employee of the Company Group to leave the employ of Company Group, or in any way interfere adversely with the relationship between any such employee and Company Group;

(b)
induce or attempt to induce any employee of Company Group to work for, render services to, provide advice to, or supply Confidential Information of Company Group to any third person, firm, or corporation;

(c)	employ, or otherwise pay for services rendered by, any employee of Company Group in any business enterprise with which you may be associated, connected or affiliated;

(d)
induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of Company Group to cease doing business with Company Group, or in any way interfere with the then existing business relationship between any such customer, supplier, licensee, licensor or other business relation and Company Group; or

(e)
assist, solicit, or encourage any other person, directly or indirectly, in carrying out any activity set forth above that would be prohibited by any of the provisions of this Agreement if such activity were carried out by you. In particular, you will not, directly or indirectly, induce any employee of Company Group to carry out any such activity.

4.4
Recovery. In consideration of the terms of the Award, you agree that, if you (a) violate any provision of the Restrictive Covenants, (b) you engage in conduct materially adverse to the interests of the Company, including any material violations of any Company policy, (c) you engage in intentional misconduct that caused or contributed to the restatement of any financial statements of the Company, (d) you materially violate the terms of any agreement to which you and a member of the Company Group is a party or (e) you engage in a criminal act, fraud, or violation of any securities laws, then, notwithstanding any other provision of this Agreement, (x) any unexercised portion of any Option, any unvested Time-Based Restricted Shares, and all rights to Performance-Based Restricted Shares shall be cancelled and forfeited and any rights thereto shall become null and void; and (y) you hereby agree that you shall immediately return to the Company any Shares issued to you upon exercise of any Option, and any other Shares issued to you by Best Buy under the Plan, in each case still under your control and you shall promptly reimburse to the Company the Fair Market Value (as measured on the exercise date of the Option, the vesting date of Time-Based Restricted Shares, or the issuance date of any Performance-Based Restricted Shares earned, as applicable) of any such Shares that are no longer under your control. In addition, any amounts paid under this Agreement shall be subject to recovery by Best Buy in accordance with and to the maximum extent required under the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act.

4.5
Committee Discretion. You may be released from your Restrictive Covenant under this Article IV only if, and to the extent that, the Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company Group.

4.6
Right of Set-Off. By accepting this Agreement, you consent to a deduction from any amounts any member of the Company Group owes you from time to time (including amounts owed to you as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed to you by any member of the Company Group), to the extent of the amounts you owe any member of the Company Group under this Section 4.6. Whether or not the Company Group elects to make any set-off in whole or in part, if the Company Group does not recover by means of set-off the full amount you owe, calculated as set forth above, you agree to immediately pay the unpaid balance to Best Buy.

4.7
Partial Invalidity. If any portion of this Article IV is determined by any court of competent jurisdiction to be unenforceable in any respect, it shall be interpreted to be valid to the maximum extent for which it reasonably may be enforced, and enforced as so interpreted, all as determined by such court in such action. You acknowledge the uncertainty of the law in this respect and expressly stipulate that this Agreement is to be given the construction that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

4.8
Remedy for Breach. You agree that a breach of any of the Restrictive Covenants would cause material and irreparable harm to the Company Group that would be difficult or impossible to measure, and that damages or other legal remedies available to the Company Group for any such injury would, therefore, be an inadequate remedy for any such breach. Accordingly, you agree that if you breach any Restrictive Covenant, the Company Group shall be entitled, in addition to and without limitation upon all other remedies the Company Group may have under this Agreement, at law or otherwise, to obtain injunctive or other appropriate equitable relief, without bond or other security, to restrain any such breach. Such equitable relief in any court shall be available to the Company Group in lieu of, or prior to or pending determination in any arbitration proceeding. You further agree that the duration of the Restrictive Covenant shall be extended by the same amount of time that you are in breach of any Restrictive Covenant.

V.	General Terms and Conditions.

5.1
Employment and Terms of Plan. This Agreement does not guarantee your continued employment nor alter the right of any member of the Company Group to terminate your employment at any time. This Award is granted pursuant to the Plan and is subject to its terms. In the event of any conflict between the provisions of this Agreement and the Plan, the provisions of the Plan will govern. By your acceptance of this Award, you acknowledge receipt of a copy of the Prospectus for the Plan and your agreement to the terms and conditions of the Plan and this Agreement.

5.2
Governing Law, Jurisdiction and Venue. This Agreement is governed by the laws of the State of Minnesota, without regard to the conflict of law provisions. You and Best Buy agree that the state and federal courts located in the State of Minnesota shall have personal jurisdiction over the parties to this Agreement, and that the sole venues to adjudicate any dispute arising under this Agreement shall be the District Courts of Hennepin County, State of Minnesota and the United States District Court for the District of Minnesota; and each party waives any argument that any other forum would be more convenient or proper.

5.3
Costs of Enforcement. In addition to any other remedy to which any member of the Company Group is entitled under this Agreement, you agree that the Company Group shall be entitled to recover from you any costs or disbursements reasonably incurred by the Company Group to enforce any provision of this Agreement, or to otherwise defend itself from any claim brought by you or any of your beneficiaries against any member of the Company Group under any provision of this Agreement.

5.4
Entire Agreement. This Agreement, together with the Plan, constitute the entire agreement relating to the subject matter hereof and supersede all previous and contemporaneous communications, agreements and understandings between you, on the one hand, and the Company or any of its affiliates, on the other hand.

ADDENDUM TO
BEST BUY CO., INC.
LONG-TERM INCENTIVE PROGRAM AWARD AGREEMENT
Award Date: ________________, 2014

Capitalized terms not defined in the body of this Agreement are defined in the Plan or, if not defined therein, will have the following meanings:

“Affiliate” is generally defined in the Plan, but will mean, solely for purposes of the definitions of "Change of Control" and "Person" in this Addendum, a company controlled directly or indirectly by Best Buy, where "control" will mean the right, either directly or indirectly, to elect a majority of the directors or other governing body thereof without the consent or acquiescence of any third party.

"Beneficial Owner" will have the meaning defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor provision.

“Cause” for termination of your employment with the Company Group shall, solely for purposes of this Agreement, is deemed to exist if you:

(I)
are charged with, convicted of or enter a plea of guilty or nolo contendere to: (a) a felony, (b) any crime involving moral turpitude, dishonesty, breach of trust or unethical business conduct, or (c) any crime involving the business of the Company Group;

(II)
in the performance of your duties for the Company Group or otherwise to the detriment of the Company Group, engage in: (a) dishonesty that is harmful to the Company Group, monetarily or otherwise, (b) willful or gross misconduct, (c) willful or gross neglect, (d) fraud, (e) misappropriation, (f) embezzlement, or (g) theft;

(III)	disobey the directions of the Board acting within the scope of its authority;

(IV)	fail to comply with the policies or practices of the Company Group;

(V)	fail to devote substantially all of your business time and effort to the Company Group;

(VI)	are adjudicated in any civil suit, or acknowledge in writing in any agreement or stipulation, to have committed any theft, embezzlement, fraud, or other act of dishonesty involving any other person;

(VII)	are determined, in the sole judgment of the Board or any individual or individuals the Board authorizes to act on its behalf, to have engaged in a pattern of poor performance;

(VIII)
are determined, in the sole judgment of the Board or any individual or individuals the Board authorizes to act on its behalf, to have willfully engaged in conduct that is harmful to the Company Group, monetarily or otherwise;

(IX)	breach any provision of this Agreement (including but not limited to Section 4.1, concerning Confidential Information) or any other agreement between you and any member of the Company Group; or

(X)	engage in any activity intended to benefit any entity at the expense of the Company Group or intended to benefit any competitor of the Company Group.

All determinations and other decisions relating to Cause (as defined above) for termination of your employment shall be within the sole discretion of the Board or any individual or individuals the Board authorizes to act on its behalf; and shall be final, conclusive and binding upon you. In the event that there exists Cause (as defined above) for termination of your employment, the member of the Company Group that employs you may terminate your employment and this Agreement immediately, upon written notification of such termination for Cause, given to you by the Board or any individual or individuals the Board authorizes to act on its behalf. The use of this definition solely for purposes of this Agreement does not change your at will employment status.

A "Change of Control" will be deemed to have occurred solely for purposes of this Agreement, if the conditions set forth in any one of the following paragraphs are satisfied after the Award Date:

(I)
any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Best Buy representing 50% or more of the combined voting power of Best Buy's then outstanding securities excluding, at the time of their original acquisition, from the calculation of securities Beneficially owned by such Person, any securities acquired directly from Best Buy or its Affiliates or in connection with a transaction described in clause (a) of paragraph III below; or

(II)
individuals who at the Award Date constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Best Buy) whose appointment or election by the Board or nomination for election by Best Buy's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the Award Date or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority thereof; or

(III)
there is consummated a merger or consolidation of Best Buy with any other company, other than (a) a merger or consolidation which would result in the voting securities of Best Buy outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Best Buy or any Affiliate, at least 50% of the combined voting power of the voting securities of Best Buy or such surviving entity or parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of Best Buy (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly of securities of Best Buy representing 50% or more of the combined voting power of Best Buy's then outstanding securities; or

(IV)
the shareholders of Best Buy approve a plan of complete liquidation of Best Buy or there is consummated an agreement for the sale or disposition by Best Buy of all or substantially all Best Buy's assets, other than a sale or disposition by Best Buy of all or substantially all of Best Buy’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Best Buy in substantially the same proportions as their ownership of Best Buy immediately before such sale; or

(V)	the Board determines in its sole discretion that a Change of Control of Best Buy has occurred.

“Competitive Activity” will mean any activities that are competitive with the business conducted by Best Buy or its subsidiaries at or prior to the date of the termination of your employment, all as described in Best Buy’s periodic reports filed pursuant to the Securities Exchange Act of 1934 (e.g., Best Buy’s Annual Report on Form 10-K) or other comparable publicly disseminated information. Specifically, while not limited to the following, Competitive Activity includes engaging in any of the following, directly or indirectly:

(I)
owning or holding, directly or Beneficially, as a shareholder (other than as a shareholder with less than 1% of the outstanding common stock of a publicly traded corporation), option holder, warrant holder, partner, member or other equity or security owner or holder any company or business that derives more than 25% of its revenue from the Restricted Activities (as defined below), or any company or business controlling, controlled by or under common control with any company or business directly engaged in such Restricted Activities or

(II)
engaging or participating as an employee, director, officer, manager, executive, partner, independent contractor, board member, consultant or technical or business advisor (or any foreign equivalents of the foregoing) in the Restricted Activities.

For purposes of this Agreement, the term "Restricted Activities" means the retail, wholesale or commercial sale of consumer electronic products and/or services including vendors who offer their products directly to the consumer, wholesale clubs, home-improvement superstores and web-based alternatives.

“Company Group” will mean, collectively, Best Buy and its Affiliates.

“Confidential Information” will mean any and all information in whatever form, whether written, electronically stored, orally transmitted or memorized pertaining to: trade secrets; customer lists, records and other information regarding customers; price lists and pricing policies, financial plans, records, ledgers and information; purchase orders, agreements and related data; business development plans; products and technologies; product tests; manufacturing costs; product or service pricing; sales and marketing plans; research and development plans; personnel and employment records, files, data and policies (regardless of whether the information pertains to you or other employees of the Company Group); tax or financial information; business and sales methods and operations; business correspondence, memoranda and other records; inventions, improvements and discoveries; processes and methods; and business operations and related data formulae; computer records and related data; know-how, research and development; trademark, technology, technical information, copyrighted material; and any other confidential or proprietary data and information which you encounter during employment, all of which are held, possessed and/or owned by the Company Group and all of which are used in the operations and business of the Company Group. Confidential Information does not include information which is or becomes generally known within the Company Group’s industry through no act or omission by you; provided, however, that the compilation, manipulation or other exploitation of generally known information may constitute Confidential Information.

"Disabled" will mean you either (a) have qualified for long term disability payments under the Company's long term disability plan; or (b) are unable to perform the essential functions of your position (with or without reasonable accommodation) with any such Company Group member due to a physical or mental impairment resulting from your illness, injury, and such inability to perform continues for at least 6 consecutive months.

“Good Reason” will mean the occurrence of any of the following events (other than due to your Disability):

(I)	a material adverse change in your title, duties or responsibilities (including reporting responsibilities);

(II)
without your consent, a material reduction in your base salary, other than across-the-board reductions affecting similarly-situated employees on a proportionate basis not to exceed 10% of base salary; or

(III)
being required to work in a location more than 50 miles from your office location, except for requirements of temporary travel on the Company Group's business to an extent substantially consistent with your business travel obligations.

“Good Reason” shall not exist unless and until you provide the Company with written notice of the acts alleged to constitute Good Reason within ninety (90) days of the initial occurrence of such event, and the Company fails to cure such acts within thirty (30) days of receipt of such notice. You must terminate your employment within sixty (60) days following the expiration of such cure period for the termination to be on account of Good Reason.

“Officer” will mean a Vice President or above of Best Buy or an Affiliate.

"Person" is generally defined in the Plan, but solely for purposes of the definition of "Change of Control" in this Addendum, will have the meaning defined in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended, except that such term will not include (i) Best Buy or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Best Buy or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of Best Buy in substantially the same proportions as their ownership of stock of Best Buy.

"Qualified Retirement" will mean any termination of your employment with the Company Group that occurs on or after your 60th birthday, at a time when no member of the Company Group is entitled to discharge you for Cause, so long as you have served the Company Group continuously for at least the five-year period immediately preceding that termination.

APPENDIX
PEFORMANCE-BASED RESTRICTED SHARES

Performance Goal; Performance Period; Performance Shares Earned. The number of performance shares that may be earned under this Award is based on the attainment of the following performance goal:

The performance of Best Buy common stock total shareholder return, relative to a peer group comprised of the S&P 500 Index, over the 36-month period commencing on DATE and ending on DATE (except as set forth in the Agreement to which this Appendix is attached) (the “Performance Period”). The number of performance shares that may be earned under this Award are as follows:

Performance Level	Performance Achieved	Number of Shares Earned
Below Threshold	Less than 30th percentile rank relative TSR	0 Shares
At Threshold	30th percentile rank relative TSR	50% of Target Number of Shares
At Target	50th percentile rank relative TSR	100% of Target Number of Shares
At Maximum	70th or greater percentile rank relative TSR	150% of Target Number of Shares
The number of performance shares earned will be interpolated on a linear basis for performance between Threshold and Target and between Target and Maximum.

2.
Total Shareholder Return” or “TSR”. Total Shareholder Return” or “TSR” means total shareholder return as applied to Best Buy or each company in the S&P 500 Index. “TSR” will be measured as the common stock price appreciation from a MONTH YEAR average close price to a MONTH YEAR (3 years later) average close price, plus dividends and distributions made or declared (assuming for such purpose that such dividends or distributions are reinvested in Best Buy common stock or of any such company in the S&P 500 Index) during the Performance Period, expressed as a percentage return. For purposes of determining common stock price appreciation as applied to Best Buy hereunder, the applicable stock price will be the Fair Market Value (as defined in the Plan) of Best Buy common stock, as applies.

3.	Calculation. For purposes of the Award and this Appendix, the number of Performance Shares earned will be calculated as follows:

FIRST: For Best Buy and for the companies comprising the S&P 500 Index, determine the TSR for the Performance Period. For purposes of this calculation, TSR will be calculated on a compounded annualized basis over the Performance Period.
SECOND: Rank the TSR values determined in the first step from low to high (with the company having the lowest TSR being ranked number 1, the company with the second lowest TSR ranked number 2, and so on) and determine Best Buy's percentile rank based upon its position in the list by dividing Best Buy's position by the total number of companies (including Best Buy) in the S&P 500 and rounding the quotient to the nearest hundredth. For example, if Best Buy were ranked 300 on the list out of 500 companies (including Best Buy), its percentile rank would be 60%.
THIRD: Plot the percentile rank for Best Buy determined in the second step above into the appropriate band in the left-hand column of the table above and determine the number of Performance Shares earned as a percent of Target, which is the figure in the right-hand column of the table (using linear interpolation between points as provided in the table above) corresponding to that percentile rank. For example, if Best Buy's percentile rank is 60%, then 125% of the Target number of Performance Shares would be earned.

4.	Rules. The following rules apply to the computation of the number of Performance Shares earned:

No Guaranteed Payout: The minimum number of shares which may be earned is zero and the maximum number of shares which may be earned is 150% of the Target number of Performance Shares. There is no minimum number of shares or other consideration that will be paid out, and no shares will be earned if the percentile rank is less than the 30th percentile or lower in the Performance Period.
Effect of Changes on S&P 500 Index: The S&P 500 Index shall be such companies as comprise that index from time to time during the Performance Period.